Exhibit 4.6

MARTIN MIDSTREAM PARTNERS L.P.

MARTIN MIDSTREAM FINANCE CORP.

and

the Guarantors named herein

7 1 / 4 % SENIOR NOTES DUE 2021

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 18, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION,

As Trustee

SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

This FOURTH SUPPLEMENTAL INDENTURE, dated as of January 18, 2019, is among Martin Midstream Partners L.P., a Delaware limited partnership (the “Company”), Martin Midstream Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS
WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of February 11, 2013 (the “Indenture”), pursuant to which the Company has issued $250,000,000 in the aggregate principal amount of 7 1/4% Senior Notes due 2021 (the “Original Notes”) and has issued $150,000,000 in the aggregate principal amount of additional 7 1/4% Senior Notes due 2021 (the “Additional Notes”, and together with the Original Notes the “Notes”);

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the First Supplemental Indenture, dated as of July 21, 2014, pursuant to which the Company added Martin Midstream NGL Holdings, LLC and Martin Midstream NGL Holdings II, LLC as guarantors;

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Second Supplemental Indenture, dated as of September 30, 2014, pursuant to which the Company added Cardinal Gas Storage Partners LLC (“Cardinal”), Perryville Gas Storage partners LLC, Arcadia Gas Storage Partners LLC, Cadeville Gas Storage Partners LLC and Monroe Gas Storage Company, LLC as guarantors;

WHEREAS, the Issuers, the Guarantors identified on the signature page thereto, and the Trustee entered into the Third Supplemental Indenture, dated as of October 27, 2014, pursuant to which the surviving entity of the merger between Cardinal and Redbird Gas Storage LLC (together with Cardinal, the “Merging Guarantors”) unconditionally assumed all of the obligations of the Merging Guarantors;

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.      This Fourth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.      This Fourth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Fourth Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.      Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.      THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.      The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:/s/ Casey A. Boyle Name: Casey A. Boyle Title: Assistant Vice President
ISSUERS: MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, as general partner
By:/s/ Robert D. Bondurant Name: Robert D. Bondurant Title: Executive Vice President, Treasurer and Chief Financial Officer
MARTIN MIDSTREAM FINANCE CORP.
By:/s/ Robert D. Bondurant Name: Robert D. Bondurant Title: Executive Vice President and Chief Financial Officer

GUARANTORS:
MARTIN OPERATING PARTNERSHIP L.P.
By: MARTIN OPERATING GP LLC,
its General Partner

By: MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By: MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Robert D. Bondurant
Name: Robert D. Bondurant
Title:     Executive Vice President, Treasurer and
Chief Financial Officer

MARTIN OPERATING GP LLC
By:    MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By:    MARTIN MIDSTREAM GP LLC,
its General Partner

By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant,
Title:    Executive Vice President, Treasurer and
Chief Financial Officer

MOP MIDSTREAM HOLDINGS LLC
By:    /s/ Robert D. Bondurant
Name:    Robert D. Bondurant,
Title:    Executive Vice President, Treasurer and
Chief Financial Officer

MARTIN MIDSTREAM NGL HOLDINGS, LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant

Title:	Executive Vice President and Chief
Financial Officer

MARTIN MIDSTREAM NGL HOLDINGS II, LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant

Title:	Executive Vice President and Chief
Financial Officer

CARDINAL GAS STORAGE PARTNERS LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

PERRYVILLE GAS STORAGE LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

ARCADIA GAS STORAGE, LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

CADEVILLE GAS STORAGE LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

MONROE GAS STORAGE COMPANY, LLC

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President

MARTIN TRANSPORT, INC.

By: /s/ Robert D. Bondurant
Name:    Robert D. Bondurant
Title:    Executive Vice President and Chief
Financial Officer